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                                                                     EXHIBIT 4.4


                             TORCHMARK CORPORATION

                             Officer's Certificate
         Pursuant to Sections 2.1, 2.3, 2.4 and 11.5 of the Indenture

                           =========================

     Torchmark Capital Trust I, a Delaware statutory business trust ("Capital Trust I"), offered to the public $110,000,000 aggregate liquidation amount of its 7 3/4% Trust Preferred Securities (the "Preferred Securities"), representing undivided beneficial interest in the assets of Capital Trust I, pursuant to an Underwriting Agreement dated as of October 31, 2001 (the "Underwriting Agreement") among Capital Trust I, the Issuer (as defined below) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as representatives of the several underwriters named therein (the "Underwriters") and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by Capital Trust I to Torchmark Corporation, a Delaware corporation (the "Issuer") of $3,402,075 aggregate liquidation amount of its 7 3/4% Common Securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), in $113,402,075 aggregate principal amount of Junior Subordinated Debentures referred to below. The Preferred Securities will be issued pursuant to the terms of an Amended and Restated Declaration of Trust of Capital Trust I, dated as of November 2, 2001 (the "Declaration"), among the Regular Trustees (as defined therein), the Delaware Trustee (as defined therein), the Property Trustee (as defined therein), the Issuer and the holders from time to time of the Trust Securities.

     Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Indenture dated as of November 2, 2001 (the "Indenture"), by and between the Issuer, as issuer, and The Bank of New York, a New York banking corporation, as trustee (the "Indenture Trustee").

     The undersigned, Michael J. Klyce, Vice President and Treasurer of the Issuer, hereby certifies as of November 2, 2001, pursuant to Sections 2.1, 2.3,
2.4 and 11.5 of the Indenture as follows:

       A. I have read Sections 2.1, 2.3, 2.4 and 11.5 of the Indenture, and have made such other examination and investigation as is necessary to enable me to express an informed opinion as to whether all conditions precedent provided for in the Indenture relating to the issuance of the Junior Subordinated Debentures has been complied with.

       B. In my opinion, all conditions precedent provided for in the Indenture relating to the issuance of the Junior Subordinated Debentures have been complied with.

       C. The form and terms of the Junior Subordinated Debentures have been established
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pursuant to Sections 2.1 and 2.3 of the Indenture and comply with the Indenture.

       D. Pursuant to the resolutions adopted by the Board of Directors of the Issuer (the "Board of Directors") dated July 20, 1999 and October 17, 2001 and by the Finance Committee of the Board of Directors dated October 31, 2001, the following terms of the Issuer's 7 3/4% Junior Subordinated Debentures due 2041 have been duly approved and authorized by the Issuer in accordance with the provisions of the Indenture:

     1.   Designation. The designation of the securities is "7 3/4% Junior
          -----------
Subordinated Debentures due 2041" the ("Junior Subordinated Debentures").

     2.   Aggregate Principal Amount. The Junior Subordinated Debentures shall
          --------------------------
be limited in aggregate principal amount to $113,402,075, or up to $130,412,400 if the Underwriters exercise their overallotment option under the Underwriting Agreement (except for Junior Subordinated Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Junior Subordinated Debentures pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture).

     3.   Registered Securities in Book-Entry Form.  Except as provided in
          ----------------------------------------
paragraph 14 below, the Junior Subordinated Debentures will be issued in fully registered certificated form without interest coupons. Pursuant to paragraph 14 below, the Junior Subordinated Debentures may be issued in book-entry only form ("Book-Entry Debentures") and represented by one or more global Junior Subordinated Debentures (the "Global Debentures") in fully registered form, without coupons. The initial Depositary with respect to the Global Debentures will be The Depository Trust Company, as Depositary for the accounts of its participants. So long as the Depositary for a Global Debenture, or its nominee, is the registered owner of the Global Debenture, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures in book-entry form represented by such Global Debentures for all purposes under the Indenture. Book-Entry Debentures will not be exchangeable for Junior Subordinated Debentures in definitive form ("Definitive Debentures") except that, if the Depositary with respect to any Global Debenture or Debentures is at any time unwilling or unable to continue as Depositary or no longer eligible under Section 2.4 of the Indenture and a successor Depositary is not appointed by the Issuer within 90 days, the Issuer will issue Definitive Debentures in exchange for the Book-Entry Debentures represented by any such Global Debenture or Debentures. In addition, if (a) the Issuer at any time and in its sole discretion determines not to have a Global Debenture or Debentures or (b) there shall have occurred and be continuing an Event of Default, then, in each such event, the Issuer will issue Definitive Debentures in exchange for the Book-Entry Debentures represented by such Global Debenture or Debentures in accordance with the provisions of Section 2.8 of the Indenture.

     4.   Stated Maturity.  The date on which the principal of the Junior
          ---------------
Subordinated

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Debentures is payable is November 2, 2041.

     5.   Rate of Interest: Interest Payment Dates: Regular Record Dates. Each
          --------------------------------------------------------------
Junior Subordinated Debenture will bear interest from November 2, 2001 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date") (subject to extension as provided below), commencing on February 1, 2002 at the rate of 7 3/4% per annum until the principal thereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 7 3/4% per annum, compounded quarterly, on any overdue principal and on any overdue installment of interest. Interest payments on the Junior Subordinated Debentures will include interest accrued to but excluding each Interest Payment Date. Interest so payable shall be paid to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debentures do not remain in book-entry only form, the record dates will be 15 calendar days (whether or not a Business Day) prior to the Interest Payment Date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a quarter, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     6.   Additional Interest. If at any time while the Property Trustee is the
          -------------------
holder of the Junior Subordinated Debentures, the Issuer shall be required to deduct or withhold on payments to Capital Trust I, or Capital Trust I shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes on payments to holders of Preferred Securities) imposed by the United States or any other taxing authority, then in any such case, the Issuer will pay as additional interest on the Junior Subordinated Debentures such additional amounts ("Additional Interest") as shall be required so that the net amounts received and retained by Capital Trust I after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Capital Trust I would have received had no such taxes, duties, assessment or governmental charges been imposed.

     7.   Extension of Interest Payment Period.
          ------------------------------------

     (a)  Option to Extend.  So long as the Issuer is not in default in the
          ----------------

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payment of interest on the Junior Subordinated Debentures, the Issuer shall have the right, at any time, and from time to time, during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters (each, an "Extension Period"); provided that no Extension Period may extend beyond the maturity date of the Junior Subordinated Debentures. At the end of each such period, the Issuer shall pay all interest then accrued and unpaid (together with interest thereon at the rate of 7 3/4% per annum compounded quarterly to the extent permitted by applicable law ("Compound Interest") plus any Additional Interest).

     Prior to the termination of any Extension Period, the Issuer may further defer payments of interest by extending the interest payment period; provided that the Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity date of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Issuer may commence a new Extension Period, subject to the above requirements.

     (b)  Notice of Extension.  If the Property Trustee is the sole holder of
          -------------------
the Junior Subordinated Debentures, the Issuer shall give the Regular Trustees and the Property Trustee notice of its selection of an Extension Period one Business Day prior to the earlier of (i) the next date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to the holders of record of the Preferred Securities. The Regular Trustees shall give notice of the Issuer's selection of such Extension Period to the holders of the Preferred Securities.

     If the Property Trustee is not the sole holder of the Junior Subordinated Debentures, the Issuer shall give the holders of the Junior Subordinated Debentures notice of its selection of an Extension Period ten Business Days prior to the earlier of (i) the next interest payment date or (ii) the date upon which the Issuer is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

     The quarter in which such notice is given pursuant to this section shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under the first paragraph of this section.

     8.   Limitation of Transactions.  If Junior Subordinated Debentures are
          --------------------------
issued to Capital Trust I or a trustee of Capital Trust I and (i) there shall have occurred any event

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that would constitute an Event of Default or (ii) the Issuer shall be in default with respect to its payment or other obligations under the Preferred Securities Guarantee Agreement relating to the Preferred Securities, dated as of November
2, 2001, between the Issuer and The Bank of New York, as guarantee trustee, dated as of the date hereof (the "Guarantee") or (iii) the Issuer shall have given notice of its election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period as provided in paragraph 7 above, then:

     (a)  Restrictions on Distributions.  The Issuer may not declare or pay
          -----------------------------
dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; and

     (b)  Restrictions on Payments. The Issuer may not make any payment of
          ------------------------
interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Issuer that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to the foregoing or with respect to any guarantee by the Issuer of the debt securities of any subsidiary of the Issuer if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures;

provided, however, that the foregoing restrictions in a. and b. above do not apply to:

     (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Issuer in connection with (A) any employment contract, benefit plan or, other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (B) a dividend reinvestment or shareholder stock purchase plan or (C) the issuance of capital stock of the Issuer (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period;

     (ii) an exchange, redemption or conversion of any class or series of the Issuer's capital stock (or any capital stock of a subsidiary of the Issuer) for any class or series of the Issuer's capital stock or of any class or series of the Issuer's indebtedness for any class or series of the Issuer's capital stock;

     (iii) the purchase of fractional interests in shares of the Issuer's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted into or exchanged for such capital stock;

     (iv)  any declaration of a dividend in connection with the

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implementation of a shareholder's rights plan, or the issuance of rights, stock or other property under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

     (v) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock; or

     (vi) payments by the Issuer under the Guarantee, or under any similar guarantee by the Issuer with respect to any trust common or trust preferred securities of its subsidiaries.

     9.   Place of Payment.  Principal and interest on the Junior Subordinated
          ----------------
Debentures will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City and State of New York; provided, however, that, at the option of the Issuer, payments of interest may be made by check mailed to the registered holder at such address as shall appear in the Security Register and that the payment of principal with respect to any Junior Subordinated Debenture will only be made upon surrender of such Junior Subordinated Debenture to the Indenture Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Junior Subordinated Debenture is Capital Trust I, the payment of the principal of and interest (including Compound Interest and Additional Interest, if any) on this Junior Subordinated Debenture will be made at such place and to such account of Capital Trust I as may be designated by the Property Trustee.

     10.  Redemption.
          ----------

     (a)  Optional. The Issuer shall have the right to redeem the Junior
          --------
Subordinated Debentures on or after November 2, 2006 in whole at any time or in part from time to time at 100% of the principal amount per Junior Subordinated Debenture to be redeemed, plus accrued and unpaid interest thereon, including any Compound Interest and any Additional Interest, if any, to, but excluding, the date of redemption (the "Redemption Date"), such amount, the "Redemption Price."

     (b)  Special Event. at any time before November 2, 2006, the Issuer shall
          -------------
have the right to redeem the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of a Tax Event (as defined below) or an Investment Company Event (as defined below), provided such event if then continuing, at the Redemption Price; provided, however, that if

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at the time there is available to the Issuer or Capital Trust I the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form, making an election or pursuing some other similar reasonable measure that has no adverse effect on Capital Trust I, the Issuer or the holders of the Trust Securities, then the Issuer or Capital Trust I shall pursue such measure in lieu of a redemption.

     (i) "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

     (A) any amendment to, clarification of, or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation;

     (B) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or

     (C) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification, change or Administrative Action is made known, which amendment, clarification, change or Administrative Action is effective or which pronouncement or decision is announced in each case, on or after October 31, 2001, there is more than an insubstantial risk that (1) Capital Trust I is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (2) Capital Trust I is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes (other than withholdings taxes), duties or other governmental charges or (3) interest paid in cash by the Issuer to Capital Trust I on the Junior Subordinated Debentures is not, or within 90 days of the date there, will not be, deductible, in whole or in part, by the Issuer for United States federal income tax purposes.

     Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires the Issuer for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Junior Subordinated

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Debentures until the interest payment related to such OID is paid by the Issuer in cash; provided that such change in tax law does not create more than an insubstantial risk that the Issuer will be prevented from taking a deduction for OID accruing with respect to the Junior Subordinated Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Issuer in cash. If an event described in clause (A) or (B) of the definition of "Tax Event" above has occurred and is continuing and Capital Trust I is the holder of all the Junior Subordinated Debentures, the Issuer will pay Additional Interest, if any, on the Junior Subordinated Debentures.

     (ii) "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change (including any announced prospective change) in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after October 31, 2001, there is more than an insubstantial risk that Capital Trust I is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

     (c)  Additional Provisions.
          ---------------------

     (i) Notice of any redemption will be mailed at least 30 but not more than 60 days before the redemption date to each Holder of Junior Subordinated Debentures to be redeemed.

     (ii) Unless the Issuer defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Junior Subordinated Debentures or portions thereof called for redemption.

     (iii) If fewer than all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures (or portions thereof) to be redeemed shall be selected by the Indenture Trustee by such method as the Indenture Trustee shall deem fair and appropriate, provided that if, at the time of redemption, the Junior Subordinated Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Junior Subordinated Debentures held by each holder to be redeemed in accordance with its procedures.

     (iv) If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities, the Issuer may only

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redeem the Junior Subordinated Debentures in whole.

     (v) the Issuer may not redeem fewer than all of the Junior Subordinated Debentures unless all accrued and unpaid interest has been paid on all Junior Subordinated Debentures for all quarterly interest payment periods terminating on or prior to the Redemption Date.

     11.  Acceleration of Maturity Date.
          -----------------------------

     (a)  Acceleration.  If a Tax Event described in clause (C) of the
          ------------
definition of "Tax Event" occurs, the Issuer will have the right, prior to a dissolution of Capital Trust I, to accelerate the stated maturity of the Junior Subordinated Debentures to the minimum extent required so that interest on the Junior Subordinated Debentures will be deductible for United States federal income tax purposes, but in no event may the resulting maturity of the Junior Subordinated Debentures be less than 15 years from the date of original issuance.

     (b)  Opinion of Counsel. The stated maturity may be accelerated only if the
          ------------------
Issuer shall have received an opinion of independent counsel experienced in such matters to the effect that:

     (i) following such acceleration, interest paid on the Junior Subordinated Debentures will be deductible for Untied States federal income tax purposes;

     (ii) the holders of Preferred Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such acceleration, and will be subject to United States federal income tax in the same amount, in the manner and at the same times as would have been the case of such acceleration had not occurred; and

     (iii) such acceleration will not cause Capital Trust I to be classified as other than a grantor trust for United States federal income tax purposes.

     12.  Mandatory Redemption. The Junior Subordinated Debentures will contain
          --------------------
no provision for mandatory redemption, a sinking fund or any analogous provisions.

     13.  Subordination. Junior Subordinated Debentures shall be subordinated
          -------------
and junior in right of payment to all Senior Indebtedness of the Issuer pursuant to Article XIII of the Indenture.

     14.  Dissolution Event.  "Dissolution Event" means that as a result of any
          -----------------

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election by the Issuer, Capital Trust I is to be dissolved in accordance with the Declaration, and the Junior Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities pro rata in accordance with the Declaration. In connection with a Dissolution Event:

     (a)  Global Debenture. Definitive Debentures may be presented to the
          ----------------
Indenture Trustee by the Property Trustee in exchange for a Global Debenture in an aggregate principal amount equal to all Definitive Debentures outstanding to be registered in the name of the Depositary, or its nominee, and delivered by the Indenture Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Issuer upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Indenture Trustee for authentication and delivery in accordance with the Indenture and this Officer's Certificate. Payments on the Junior Subordinated Debentures issued as a Global Debenture will be made to the Depositary.

     (b)  Non Book-Entry Preferred Securities. If any Preferred Securities are
          -----------------------------------
held in non book-entry certificated form, Definitive Debentures may be presented to the Indenture Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Junior Subordinated Debentures presented to the Indenture Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security certificates will be cancelled and a Debenture registered in the name of the holder of the Preferred Security certificates or the transferee of the holder of such Preferred Security certificates, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificates cancelled will be executed by the Issuer and delivered to the Indenture Trustee for authentication and delivery in accordance with the Indenture and this Officer's Certificate. On issue of such Junior Subordinated Debentures, Junior Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Indenture Trustee will be deemed to have been cancelled.

     15.  Denominations. The Junior Subordinated Debentures will be issuable in
          -------------
denominations of $25 and integral multiples thereof.

     16.  Issue Price. The Junior Subordinated Debentures will be issued at a
          -----------
price equal to the principal amount thereof.

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     17.  Currency. The Junior Subordinated Debentures will be denominated in
          --------
Dollars. The principal of and interest on the Junior Subordinated Debentures shall be payable in Dollars.

     18.  Payment Currency. The principal of and interest on the Junior
          ----------------
Subordinated Debentures shall not be payable in a currency other than Dollars. The principal of and interest on the Junior Subordinated Debentures shall not be determined with reference to an index based on a coin or currency.

     19.  Registered Securities. The Junior Subordinated Debentures shall be
          ---------------------
issuable as Registered Securities. The Junior Subordinated Debentures may be issued as Registered Global Securities.

     20.  Additional Amounts. The Issuer will not pay additional amounts on the
          ------------------
Junior Subordinated Debentures held by a Person that is not a U.S. Person in respect of taxes or similar charges withheld or deducted.

     21.  Definitive Certificates. Section 2.8 of the Indenture will govern the
          -----------------------
transferability and exchange of Junior Subordinated Debentures in definitive form.

     22.  Agents. The Indenture Trustee shall initially serve as the Registrar
          ------
and the Paying Agent for the Junior Subordinated Debentures. The Depository Trust Company shall initially serve as the Depositary for the Registered Global Security representing Junior Subordinated Debentures.

     23.  Events of Default; Covenants. There shall be no deletions from,
          ----------------------------
modifications or additions to the Events of Default set forth in Section 5.1 of the Indenture or covenants of the Issuer set forth in Article III with respect to the Junior Subordinated Debentures. There shall be no deletions from or modifications to the covenants of the Issuer set forth in Article III of the Indenture, other than any additional covenants of the Issuer set forth herein.

     24.  Conversion. The Junior Subordinated Debentures will not be convertible
          ----------
into any other security of the Issuer.

     25.  Listed on Exchanges. If the Junior Subordinate Debentures are to be
          -------------------
issued as a Global Debenture in connection with the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Issuer will use all its reasonable best efforts to list such Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

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     26.  Direct Action. The Issuer and the Indenture Trustee acknowledge that
          -------------
pursuant to the Declaration, the holders of Preferred Securities are entitled, in the circumstances and subject to the limitations set forth therein, to commence a Direct Action (as defined therein) with respect to any Event of Default under the Indenture.

     27.  Payment of Expenses. In connection with the offering, sale and
          -------------------
issuance of the Junior Subordinated Debentures to the Property Trustee and in connection with the sales of the Trust Securities by Capital Trust I, the Issuer, in its capacity as borrower with respect to the Junior Subordinated Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Junior Subordinated Debentures, including commissions to the underwriters payable pursuant to an underwriting agreement and compensation of the Indenture Trustee in accordance with the provisions of Section 6.6 of the Indenture.

     (b) pay all costs and expenses of Capital Trust I (including, but not limited to, costs and expenses relating to the organization of Capital Trust I, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of Capital Trust I, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Capital Trust I's assets); and

     (c) be primarily and fully liable for any indemnification obligations arising with respect to the declaration of trust of Capital Trust I.

     28.  Indebtedness. The Issuer and, by its acceptance of a Junior
          ------------
Subordinated Debenture or an interest therein, the holder of, and any Person that acquires a beneficial interest in, this Junior Subordinated Debenture agree to treat this Junior Subordinated Debenture as indebtedness for United States federal, state and local tax purposes.

     29.  Other Terms. The Junior Subordinated Debentures shall have the other
          -----------
terms and shall be substantially in the form set forth in the form of Junior Subordinated Debentures attached hereto as Exhibit A. In case of any conflict between this certificate and the Junior Subordinated Debentures in the form attached hereto as Exhibit A, the form of the Junior Subordinated Debentures shall control.

     IN WITNESS WHEREOF, the undersigned has hereunto signed this Certificate on behalf of the Issuer as of the day and year first above written.

                            TORCHMARK CORPORATION


                            By: /s/ Michael J. Klyce
                                ----------------------------------
                               Name:  Michael J. Klyce
                               Title: Vice President and Treasurer

                                                                       EXHIBIT A

                     FORM OF JUNIOR SUBORDINATED DEBENTURE

     THIS CERTIFICATE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR JUNIOR SUBORDINATED DEBENTURES IN DEFINITIVE FORM, THIS JUNIOR SUBORDINATED DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                            REGISTERED
                             TORCHMARK CORPORATION

                 7 3/4% JUNIOR SUBORDINATED DEBENTURE DUE 2041

NO. R-1                                            PRINCIPAL AMOUNT:
                                                   U.S.$113,402,075


ORIGINAL ISSUE DATE:       November 2, 2001
MATURITY DATE:             November 2, 2041
ISSUE PRICE:               100%
INTEREST RATE:             7 3/4%

INTEREST PAYMENT DATES:    February 1, May 1, August 1 and November 1,
                           commencing February 1, 2002.
REGULAR RECORD DATES:      See Further Provisions Set Forth Herein

REDEMPTION DATE/PRICE:     See Further Provisions Set Forth Herein

     TORCHMARK CORPORATION, a corporation duly organized and existing under the laws the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to The Bank of New York, as property trustee (the "Property Trustee") of Torchmark Capital Trust I (the "Trust"), or registered assigns, the Principal Amount specified above on the Maturity Date specified above (unless and except to the extent earlier redeemed or repaid prior to such Maturity Date), and to pay interest thereon from November 2, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2002, at the rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum specified above, compounded quarterly, on any overdue principal and on any overdue installment of interest. Interest payments for this Junior Subordinated Debenture will include interest accrued to, but excluding, each Interest Payment Date. Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Junior Subordinated Debenture is registered at the close of business on the Regular Record Date, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided for in the Indenture, except that if this Junior Subordinated Debenture is held by the Property Trustee and the Preferred Securities are no longer in book-entry only form, such Regular Record Date shall be the close of business on the 15/th/ day (whether or not a Business Day) next preceding such Interest Payment Date. If any Interest Payment Date or Maturity Date with respect to this Junior Subordinated Debenture falls on a day that is not a Business Day, then payment due on such Interest Payment Date or Maturity Date will be made on the following day that is a Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity Date, as the case may be, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Payment of the principal of and interest, if any, on this Junior Subordinated Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, and at any other office or agency maintained by the Company for such purpose, in Dollars; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and provided further that the Holder of this Junior Subordinated Debenture shall be entitled to receive payments of principal of and interest, if any, on this Junior Subordinated Debenture by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable payment date. Notwithstanding the foregoing, so long as the Holder of this Junior Subordinated Debenture is the Property Trustee, the payment of the principal of and interest on this Junior Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

     All undefined terms used in this Junior Subordinated Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The indebtedness evidenced by this Junior Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notices of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     Unless the certificate of authentication hereon has been executed by the Trustee or its duly appointed co-authenticating agent by manual or facsimile signature, this Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Junior Subordinated Debenture is one of a duly authorized issue of securities (herein called the "Securities") of the Company (which term includes any successor under the Indenture hereinafter referred to) issued and to be issued pursuant to such Indenture. This Junior Subordinated Debenture is one of a series designated by the Company as its 7 3/4% Junior Subordinated Debentures due 2041 (the "Junior Subordinated Debentures"), limited in aggregate principal amount to $113,402,075 (or up to $130,412,400 if the Underwriters' overallotment option is exercised in full). The Indenture does not limit the aggregate principal amount of other debt securities that may be issued thereunder.

     The Company issued this Junior Subordinated Debenture pursuant to an Indenture, dated as of November 2,2001 (herein called the "Indenture" which term, for the purposes of this Junior Subordinated Debenture, shall include the Officer's Certificate dated November 2, 2001, delivered pursuant to Sections 2.1 and 2.3 of the Indenture), between the Company and The Bank of New York, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and Holders of the Junior Subordinated Debentures and of the terms upon which the Junior Subordinated Debentures are, and are to be, authenticated and delivered.

     Except as otherwise provided in the Indenture, the Junior Subordinated Debentures are issuable as Registered Securities, without coupons, in denominations of $25 and any amount in excess thereof which is an integral multiple of $25. As provided in the Indenture and subject to certain limitations therein set forth, Junior Subordinated Debentures are exchangeable for a like aggregate principal amount of Junior Subordinated Debentures of like tenor of any authorized denomination, as requested by the Holder surrendering the same, upon surrender of the Junior Subordinated Debenture or Junior Subordinated Debentures to be exchanged at any office or agency described below where Junior Subordinated Debentures may be presented for registration of transfer.

     As provided in the Indenture and subject to certain limitations therein set forth, the Junior Subordinated Debentures are redeemable, without penalty, at the option of the Company (i) in whole before November 2, 2006, within 90 days of the occurrence of a Tax Event or an Investment Company Event, provided such event is then continuing, and (ii) in whole or in part on or after November 2, 2006, at a redemption price (the "Redemption Price") equal to 100% of the principal amount per Junior Subordinated Debenture, plus, in each case, any accrued and unpaid interest thereon, including any Compound Interest and Additional Interest, if any, to, but excluding, the date of such redemption (the "Redemption Date").

     Notwithstanding the foregoing, installments of interest becoming due and payable prior to the date fixed for redemption of any Junior Subordinated Debenture will be payable to the Holder of such Junior Subordinated Debenture of record at the close of business on the relevant Regular Record Date referred to above, all as provided in the Indenture.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Junior Subordinated Debentures to be redeemed. The notice of redemption to each such Holder shall specify the principal amount of each Junior Subordinated Debenture held by such Holder to be redeemed, the date fixed for redemption, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the Junior Subordinated Debentures, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in such notice and that on and after said date, interest thereon or on the portions thereof to be redeemed will cease to accrue. In case the Junior Subordinated Debentures are to be redeemed in part only, the notice of redemption to registered Holders of the Junior Subordinated Debentures shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Junior Subordinated Debenture, a new Junior Subordinated Debenture or Junior Subordinated Debentures in principal amount equal to the unredeemed portion thereof will be issued.

     For all purposes of this Junior Subordinated Debenture and the Indenture, unless the context otherwise requires, all provisions relating to the redemption by the Company of this Junior Subordinated Debenture shall relate, in the case that this Junior Subordinated Debenture is redeemed or to be redeemed by the Company only in part, to that portion of the principal amount of this Junior Subordinated Debenture that has been or is to be redeemed.

     As provided in the Indenture and subject to certain limitations therein set forth, if certain Tax Events described therein occur, the Company will have the right, prior to a dissolution of the Trust, to accelerate the principal amount of this Junior Subordinated Debenture to the minimum extent required so that interest on this Junior Subordinated Debenture will be deductible for United States federal income tax purposes, but in no event may the resulting maturity of this Junior Subordinated Debenture be less than 15 years from the date of original issuance.

     If an Event of Default with respect to the Junior Subordinated Debentures shall occur and be continuing, the principal of the Junior Subordinated Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, in certain circumstances therein specified, the amendment thereof without the consent of the Holders of the Securities. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations under the Indenture of the Company and the rights of Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Junior Subordinated Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Junior Subordinated Debenture and of any Junior Subordinated Debenture issued upon the registration of transfer hereof or in exchange herefor, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Junior Subordinated Debenture.

     No reference herein to the Indenture and no provision of this Junior Subordinated Debenture or the Indenture, subject to the provisions for satisfaction and discharge in Article X of the Indenture, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, so long as the Company is not in default in the payment of interest on the Junior Subordinated Debentures, it shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters (an "Extension Period"), provided that no Extension Period may extend beyond the Maturity Date. At the end of an Extension Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, the Company may further extend such Extension Period, provided, however, that such Extension Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly periods. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extension Period.

     The Indenture permits the Company, by irrevocably depositing, in amounts and maturities sufficient to pay and discharge at the Stated Maturity or on the Redemption Date, as the case may be, the entire indebtedness on all Outstanding Junior Subordinated Debentures, cash or U.S. Government Obligations with the Trustee in trust solely for the benefit of the Holders of all Outstanding Junior Subordinated Debentures, to defease the Indenture with respect to such Junior Subordinated Debentures, and upon such deposit the Company shall be deemed to have paid and discharged its entire indebtedness on such Junior Subordinated Debentures. Thereafter, Holders would be able to look only to such trust fund for payment of principal and interest at the Stated Maturity or on the Redemption Date, as the case may be.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Junior Subordinated Debentures is registrable in the security register, upon surrender of a Junior Subordinated Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Junior Subordinated Debentures of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made by the Company, the Trustee or the security registrar for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Junior Subordinated Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Junior Subordinated Debenture is registered as the owner hereof for all purposes, whether or not this Junior Subordinated Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THIS JUNIOR SUBORDINATED DEBENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, Torchmark Corporation has caused this instrument to be executed.

                              TORCHMARK CORPORATION



Dated:___________________     By:___________________________
                                 Name:
                                 Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                            THE BANK OF NEW YORK, as Trustee


Dated:___________________   By:_________________________
                               Authorized Signatory

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                     UNIF GIFT MIN ACT____Custodian______
                                                                   (Cust.)      (Minor)
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivor-      Under Uniform Gifts to Minor Act
         ship and not as tenants in common

                                                         ____________________________
                                                                  (State)


    Additional abbreviations may also be used though not in the above list.

                         ----------------------------

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Employer
Identification Number of Assignee

_________________________

      --         --
_________________________


--------------------------------------------------------------------------------

                   Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee

--------------------------------------------------------------------------------

the within Security and all rights thereunder, hereby irrevocably constituting and appointing __________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________________ ____________________________________
                                                      Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Junior Subordinated Debenture in every particular, without alteration or enlargement or any change whatever.